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                                                                      EXHIBIT 12

                         MOTOROLA, INC. AND SUBSIDIARIES
                       COMPUTATION OF FIXED CHARGES RATIO

                                                  YEARS ENDED DECEMBER 31,
                                    -----------------------------------------------------
(In Millions)                          2004      2003      2002        2001         2000
                                    ---------  --------  -------     --------     -------
Pretax income (loss) (1)            $   3,223  $  1,346  ($2,080)    ($ 3,855)    $ 2,016

Capitalized interest                        -         -       (0)         (13)        (18)

Fixed charges
  (as calculated below)                   453       578      682          896         767
                                    ---------  --------  -------     --------     -------

Earnings (2)                        $   3,676  $  1,924  ($1,398)    ($ 2,972)    $ 2,765
                                    =========  ========  =======     ========     =======

FIXED CHARGES:

Interest expense                    $     381  $    504   $  609      $   783     $   673

Rent expense interest factor               72        74       73          113          94
                                    ---------  --------  -------     --------     -------

Total fixed charges (2)             $     453  $    578   $  682      $   896     $   767
                                    =========  ========  =======     ========     =======

RATIO OF EARNINGS TO FIXED CHARGES        8.1       3.3      0.0 (3)      0.0 (3)     3.6
                                    =========  ========  =======     ========     =======

(l)-After adjustments required by Item 503 (d) of SEC Regulation S-K.

(2)-As defined in Item 503 (d) of SEC Regulation S-K.

(3)-Earnings were inadequate to cover fixed charges for the years ended December 31, 2002 and 2001 by $2.1 billion and $3.9 billion, respectively.